UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2015

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32563 (Commission File Number)	23-2956944 (IRS Employer Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361
(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

2015 Cash Bonus Program

On February 12, 2015, as part of its annual compensation review process, the board of directors (“Board”) of Orchids Paper Products Company (the “Company”) approved the parameters of the Company’s 2015 annual cash bonus program for the Company’s executive officers.

The Company’s 2015 performance bonus program is based on a formula including potential bonus ranges based on both the Company’s performance (weighted 80%) and the executive’s performance (weighted 20%). The Company’s performance will be based on the financial metric earnings before interest expense, taxes, depreciation, and amortization, subject to adjustments to eliminate the effects of extraordinary transactions and events as determined by the Compensation Committee (“Adjusted EBITDA”). The Company’s 2015 performance thresholds for Adjusted EBITDA and the corresponding percentage of the bonus award to be weighted along with the individual bonus metric will be as follows: If the Company achieves the Adjusted EBITDA target for fiscal year 2015 (the “Adjusted EBITDA Target”), 100% of the Adjusted EBITDA bonus will be achieved. If the Company achieves 80% of the Adjusted EBITDA Target, 50% of the Adjusted EBITDA bonus will be achieved. If the Company achieves 120% of the Adjusted EBITDA Target, 150% of the Adjusted EBITDA bonus will be achieved. If the Company’s performance falls between 80% and 120% of the Adjusted EBITDA Target, the amount of Adjusted EBITDA bonus achieved will be interpolated. Under the program, no cash bonus payouts will be made to the Company’s named executive officers if the Company’s Adjusted EBITDA is 20% or more below the Adjusted EBITDA Target.

The individual performance component of the cash bonus program will be based on the participant’s overall performance for the year and his or her individual contribution to the achievement of the Company’s goals as determined by the Compensation Committee and the Board.

The following table depicts the cash bonus that each named executive officer would be entitled to receive for 2015, measured as a percentage of his 2015 Target Bonus Amount, assuming achievement by the executive and the Company of the respective target and maximum performance levels of the 2015 cash bonus program.

Cash Bonuses Payable Based Upon Achievement of 2015 Bonus Plan Metrics

(as Percentage of 2015 Target Bonus Amount(1))

Executive Officer	Target	Maximum
Jeffrey S. Schoen	60%	150%
Keith R. Schroeder	60%	150%

(1)	The 2015 Target Bonus Amount for each executive officer is 60% of his 2015 base salary.

The actual cash bonus payouts under the cash bonus program for fiscal year 2015 will be determined by the Compensation Committee in the first quarter of 2016.

2014 Bonus Determinations

Also on February 12, 2015, the Company’s Board determined bonuses payable to its executive officers pursuant to the Company’s 2014 cash bonus program, which were determined in accordance with the terms of the 2014 bonus program previously described, following appropriate adjustments made by the Compensation Committee for certain significant transactions and events that occurred in 2014. Mr. Schoen was awarded a bonus of $211,522.00 or approximately 53% of his 2014 base salary, and Mr. Schroeder was awarded a bonus of $111,113.00 or approximately 53% of his 2014 base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: February 19. 2015	By:	/s/ Keith R. Schroeder
Keith R. Schroeder
Chief Financial Officer